UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.

On February 20, 2013, the Board of Directors (the "Board") of RenaissanceRe Holdings Ltd. (the "Company") announced (i) that Thomas A. Cooper will retire from the Board and (ii) the nomination of Brian G.J. Gray to fill the vacancy created by the retirement of Mr. Cooper from the Board, each to occur in conjunction with the Company’s Annual General Meeting of Shareholders in May 2013.

The Company’s press release, issued February 20, 2013, announcing the retirement of Mr. Cooper  and the  nomination of Mr. Gray, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit #	Description
99.1	Copy of the Company’s press release, issued February 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: February 26, 2013
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Copy of the Company’s press release, issued February 20, 2013.